Exhibit 32.1

Section 906 Certification

Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Kimco Realty Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)  the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13 (a) or Section 15 (d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 4, 2009

/s/ Milton Cooper

Milton Cooper

Chief Executive Officer

Date:  November 4, 2009

/s/ Michael V. Pappagallo

Michael V. Pappagallo

Chief Financial Officer